UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 19, 2017 (December 13, 2017)

Orchid Island Capital, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-35236	27-3269228
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida		32963
(Address of principal executive offices)		(Zip Code)

(772) 231-1400

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 13, 2017, the Board of Directors (the “Board”) of Orchid Island Capital, Inc. (the “Company”) elected Paula Morabito as a director. The Company expects that Ms. Morabito will serve on the Company’s Audit Committee. Ms. Morabito, age 62, brings insight from over 33 years of experience in the accounting and finance industry. With the addition of Ms. Morabito, the Company’s Board will total six members, four of whom are independent.

Ms. Morabito was an audit partner at Ernst & Young, LLP, where she served as a Real Estate, Hospitality and Construction Leader of the Southeast Region, a position she held from 2007 through her retirement in 2016. Ms. Morabito had been with Ernst & Young, LLP since 1988 and held various leadership positions in the organization, serving on both the Southeast Region Assurance Operating Committee and the Real Estate Operating Committee during her tenure. Ms. Morabito currently serves as a consultant with Morabito Consulting LLC.

Ms. Morabito graduated from the University of Georgia, earning a Bachelor of Science in Education. She received her Masters of Business Administration in Accounting from the Syracuse University, and is a C.P.A.

The Board has determined that Ms. Morabito is independent and meets the applicable independence requirements of the New York Stock Exchange (the “NYSE”), the Company and the Securities and Exchange Commission (the “SEC”). The Board has determined that Ms. Morabito is an audit committee financial expert and is financially literate.

There is no arrangement or understanding between Ms. Morabito and any other persons pursuant to which Ms. Morabito was appointed as a director of the Company. Furthermore, Ms. Morabito is not currently engaged, and has not been engaged since the beginning of the last fiscal year, in any related transaction with the Company within the meaning of Section 404(a) of Regulation S-K. In addition, Ms. Morabito, as a member of the Board, will be entitled to receive fees and restricted stock awards granted by the Company to its directors who are not employees of the Company beginning on a prorated basis on the date of her election to the Board. The Company previously disclosed the compensation of its directors in the definitive proxy statement on Schedule 14A filed by the Company with the SEC on April 17, 2017, and this disclosure is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2017

ORCHID ISLAND CAPITAL, INC.

By:	/s/ Robert E. Cauley
Name:	Robert E. Cauley
Title:	Chairman and Chief Executive Officer